Exhibit 99.1

RedBall Acquisition Corp. Confirms it is in Discussions

October 8, 2021 – RedBall Acquisition Corp. (NYSE: RBAC) confirms that it is in exclusive discussions with SeatGeek, Inc. in connection with a possible business combination. There is no assurance that a definitive agreement will be signed. The Company will not comment further unless and until a transaction is agreed or discussions are terminated.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About RedBall Acquisition Corp.

RedBall Acquisition Corp. (the “Company”) is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, it intends to focus on businesses in the sports, media and data analytics sectors, with a focus on professional sports franchises. The Company’s sponsor, RedBall SponsorCo LP, is an affiliate of RedBird Capital Partners.

Contact

Dan Gagnier

Gagnier Communications

646-569-5897